Exhibit 99.1

MoSys, Inc. Reports First Quarter 2011 Financial Results

SANTA CLARA, Calif.--(BUSINESS WIRE)--April 28, 2011--MoSys, Inc., (NASDAQ: MOSY), a leading provider of serial chip-to-chip communications solutions that deliver unparalleled bandwidth performance for next generation networking systems and advanced system-on-chip (SoC) designs, today reported financial results for the first quarter ended March 31, 2011.

First Quarter 2011 Highlights

  Reported total revenue of $3.5 million;
  Ended the quarter with total cash and investments of approximately $34.6 million;
  Closed first order for multi-protocol SerDes IP at 28-nanometer;
  Continued sampling of the Bandwidth Engine® family of ICs with prospective customers; and
  Achieved interoperability of the Bandwidth Engine IC with SerDes from Avago Technologies and with FPGA devices from Altera Corporation and Xilinx, Inc.

Management Commentary

“During the first quarter, we implemented several initiatives aimed at strengthening our IP sales and marketing efforts, as we pursued an increasing number of IP opportunities in our target markets,” commented Len Perham, MoSys’ President and Chief Executive Officer. “As a result of these initiatives and the hard work of our team, we had a strong first quarter in the IP business, including MoSys’ first order for a 28-nanometer SerDes solution. Our IP business remains the foundation for revenue growth in the near-term as we transition toward becoming an IP-rich fabless semiconductor company and bring the Bandwidth Engine family of ICs to market.

“In addition to strengthening our IP business, we made solid advancements in the characterization and verification of our Bandwidth Engine IC platform. We expect to complete these efforts in the third quarter of this year and are targeting the second half of 2011 to begin prototype production builds. We continue to work toward an ISO 9000 certification, a necessary step in becoming a top flight preferred supplier to our customers and partners. Additionally, in close collaboration with our foundry partner, TSMC, work has begun to optimize the yield, quality and reliability of our new family of advanced networking system integrated circuits. We remain optimistic that we will achieve an enterprise grade rating for the Bandwidth Engine IC family.

Mr. Perham concluded, “Demand for stand-alone Bandwidth Engine samples and for reference boards remains strong, and feedback from potential customers has been very positive. We are closely collaborating with potential customers in order to facilitate the early adoption of this very advanced networking system IC family. Our goal is to begin securing identifiable design wins in the fourth quarter of this year. Presently and for the remainder of the year, we will remain focused on leveraging our core IP portfolio to achieve near term revenue goals, while simultaneously making a targeted effort to accelerate the adoption of our Bandwidth Engine IC family.”

First Quarter Results

Total net revenue for the first quarter of 2011 was $3.5 million, compared with $4.0 million reported in the fourth quarter of 2010 and $3.6 million in the first quarter of 2010.

First quarter 2011 total revenue included licensing revenue of $1.3 million, compared with $1.4 million for the previous quarter and $1.5 million for the first quarter of 2010. First quarter 2011 royalty revenue was $2.2 million, compared with $2.6 million in the previous quarter and $2.0 million for the first quarter of 2010. First quarter 2011 royalty revenue was driven by royalties from licensees in the gaming and networking markets.

Gross margin for the first quarter of 2011 was 81 percent, compared with 81 percent for the fourth quarter of 2010 and 78 percent for the first quarter of 2010.

Total operating expenses on a GAAP basis for the first quarter of 2011 were $8.9 million, compared with $8.9 million in the previous quarter and $8.6 million for the first quarter of 2010. First quarter 2011 operating expenses included $0.7 million of amortization of intangible assets and $0.7 million of stock-based compensation expense.

GAAP net loss for the first quarter of 2011 was $6.0 million, or ($0.16) per share, compared with a net loss of $5.7 million, or ($0.17) per share, for the previous quarter and a net loss of $5.7 million, or ($0.18) per share, for the first quarter of 2010. The non-GAAP net loss for the first quarter of 2011 was $4.7 million, or ($0.13) per share, which excludes amortization of intangible assets and stock-based compensation expense. Earnings per share for the first quarter of 2011 were computed using approximately 37.3 million shares on a GAAP and non-GAAP basis. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

As of March 31, 2011, cash and short and long-term investments totaled $34.6 million.

Financial Results Webcast / Conference Call

MoSys will host a conference call and webcast with investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the first quarter 2011 financial results and the business outlook. Investors and other interested parties may access the call by dialing 1-866-314-9013 in the U.S. (1-617-213-8053) outside of the U.S.), and entering the pass code 70926447 at least 10 minutes prior to the start of the call. In addition, an audio webcast will be available through the MoSys Web site at http://www.mosys.com. A telephone replay will be available for two business days following the call at 888-286-8010 in the U.S. (617-801-6888 outside of the U.S.), pass code of 60712340.

Use of Non-GAAP Financial Measures

To supplement MoSys’ consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation and certain acquisition-related charges, including amortization of acquired intangible assets, transaction costs and contingent compensation charges. MoSys’ management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that MoSys’ management uses for planning and forecasting future performance. MoSys’ management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because MoSys’ management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in a table below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated April 28, 2011, that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, benefits and performance expected from use of the Company’s embedded memory and interface technologies, anticipated benefits and performance expected from the Bandwidth Engine product and the Company’s future markets and future business prospects.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

  customer acceptance of our proprietary embedded memory and interface technologies and ICs;
  timing and nature of the license agreements to be entered into with our customers and their requests for our services under existing license agreements;
  timing of customer acceptance of our work under such agreements;
  level of commercial success of licensees’ products, ease of manufacturing and yields of devices incorporating our proprietary technologies;
  our ability to enhance our existing proprietary technologies and develop new technologies;
  achieving necessary acceptance of our Bandwidth Engine IC architecture and interface protocols by potential customers and their suppliers;
  difficulties and delays in the development, production, testing and marketing of the Bandwidth Engine ICs;
  reliance on our manufacturing partners to assist successfully with the fabrication of Bandwidth Engine ICs;
  availability of quantities of ICs supplied by our manufacturing partners at a competitive cost;
  our lack of recent experience as a fabless semiconductor company making and selling proprietary ICs;
  level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
  vigor and growth of markets served by our licensees and customers and operations of the Company; and

other risks identified in the Company’s most recent reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About MoSys, Inc.

MoSys, Inc. (NASDAQ: MOSY) is a leading provider of serial chip-to-chip communications solutions that deliver unparalleled bandwidth performance for next generation networking systems. MoSys' Bandwidth Engine® family of ICs combines the company's patented 1T-SRAM® high-density memory with its high-speed interface technology. MoSys' IP portfolio includes silicon proven SerDes and DDR3 PHYs that support a wide range of data rates across a variety of standards and 1T-SRAM memory cores that provide a combination of high-density, low-power consumption, high-speed and low cost advantages for high-performance networking, computing, storage and consumer/graphics applications. MoSys is headquartered in Santa Clara, California. More information is available on MoSys' website at http://www.mosys.com.

MoSys, 1T-SRAM and Bandwidth Engine are registered trademarks of MoSys, Inc. in the U.S. and/or other countries. The MoSys logo is a trademark of MoSys, Inc. All other marks mentioned herein are the property of their respective owners.

MOSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2011	2010

Net Revenue
Licensing	$1,347	$1,547
Royalty	2,192	2,003
Total net revenue	3,539	3,550

Cost of Net Revenue
Licensing	690	782
Total cost of net revenue	690	782

Gross Profit	2,849	2,768

Operating Expenses
Research and development	6,155	5,485
Selling, general and administrative	2,714	2,584
Acquisition-related costs	-	502
Total operating expenses	8,869	8,571

Loss from operations	(6,020)	(5,803)

Other income, net	9	109
Loss before income taxes	(6,011)	(5,694)

Provision for income taxes	(18)	(32)

Net loss	$(6,029)	$(5,726)

Net loss per share
Basic and diluted	($0.16)	($0.18)

Shares used in computing net loss per share
Basic and diluted	37,264	31,262

MOSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	March 31,	December 31,
	2011	2010

Assets
Current assets:
Cash, cash equivalents and investments	$28,056	$29,351
Accounts receivable, net	1,245	1,079
Unbilled contract receivables	184	202
Prepaid expenses and other assets	3,013	3,377
Total current assets	32,498	34,009

Long-term investments	6,539	8,193
Property and equipment, net	2,113	2,160
Goodwill	23,134	23,134
Intangible assets, net	5,583	6,238
Other assets	196	232
Total assets	$70,063	$73,966

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$475	$839
Accrued expenses and other liabilities	2,616	2,623
Accrued acquisition-related earn-out	1,500	1,500
Deferred revenue	2,186	1,801
Total current liabilities	6,777	6,763

Long-term liabilities	101	146

Stockholders' equity	63,185	67,057

Total liabilities and stockholders’ equity	$70,063	$73,966

MOSYS, INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2011	2010

GAAP net loss	$(6,029)	$(5,726)
Stock-based compensation expense
- Cost of net revenue	61	82
- Research and development	303	319
- Selling, general and administrative	345	304
Total stock-based compensation expense	709	705

Amortization of intangible assets (1)	655	643
Acquisition-related contingent compensation charges (2)	-	502
Acquisition-related transaction costs (3)	-	195

Non-GAAP net loss	$(4,665)	$(3,681)

GAAP net loss per share	($0.16)	($0.18)
Reconciling items
- Stock-based compensation expense	0.02	0.02
- Amortization of intangible assets (1)	0.01	0.02
- Acquisition-related contingent compensation charges (2)	-	0.01
- Acquisition-related transaction costs (3)	-	0.01

Non-GAAP net loss per share: Basic and diluted	($0.13)	($0.12)

Shares used in computing non-GAAP net loss per share
Basic and diluted	37,264	31,262

(1)	Non-cash charges for amortization of intangibles arising from acquired assets.
(2)

Contingent earn-out compensation charges arising from acquisitions. Amounts included in research and development and selling, general and administrative (SG&A) expenses are $488,000 and $14,000, respectively.

(3)	Charges primarily related to legal and accounting fees incurred for the acquisition of MagnaLynx, Inc. in March 2010. These charges are included in SG&A expenses.

CONTACT:
MoSys, Inc.
Jim Sullivan, CFO, +1-408-418-7500
jsullivan@mosys.com
or
Shelton Group, Investor Relations
Beverly Twing, +1-972-239-5119 ext. 126
Sr. Acct. Manager
btwing@sheltongroup.com